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Exhibit 99.1

CERTIFICATION UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Versicor Inc.

Date: March 3, 2003	/s/ GEORGE F. HORNER III George F. Horner III President and Chief Executive Officer
Date: March 3, 2003	/s/ DOV A. GOLDSTEIN, M.D. Dov A. Goldstein, M.D. Vice President, Finance and Chief Financial Officer

        This certification accompanies this periodic report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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  Exhibit 99.1
CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002